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                                                                   Exhibit 10(e)

                                                                      As Amended
                                                               September 1, 1996

                       R.  R.  DONNELLEY & SONS COMPANY
                           1993 STOCK OWNERSHIP PLAN
                          FOR NON-EMPLOYEE DIRECTORS


1.  Purpose.

The purpose of the Stock Ownership Plan for Non-Employee Directors (the "Plan") of R. R. Donnelley & Sons Company (the "Company") is to align the interests of the Company's stockholders and the members of the Board of Directors of the Company (the "Board") who are not employees of the Company or any of its subsidiaries (each a "Non-Employee Director") by facilitating the purchase of common stock, $1.25 par value per share, of the Company ("Common Stock") by Non-Employee Directors.

2.  Administration.

The Plan shall be administered by the Board. The Board may adopt such rules and regulations and make such determinations and interpretations as it shall deem desirable and not inconsistent with the limitations herein provided. All such rules, regulations, determinations and interpretations shall be conclusive and binding upon all parties.

3.  Eligibility.

Each Non-Employee Director shall be eligible to participate in the Plan.

4.  Election to Purchase Shares of Common Stock.

(a) Each Non-Employee Director may elect to forego receipt of all or any percentage of such Non-Employee Director's Fee (as hereinafter defined) otherwise payable to such Non-Employee Director and to have the amount of such Fee foregone by such Non-Employee Director (the "Non-Employee Director's Foregone Fee Amount") applied to the purchase from the Company of shares of Common Stock as provided in Section 5.

(b)The election referred to in subsection (a) of this Section 4 may be made with respect to one or more quarters of any calendar year. Any such election shall be delivered to the Corporate Secretary of the Company at any time prior to, but in no event later than, the December 15, March 15, June 15 or September 15 immediately preceding the first calendar quarter with respect to which a Non-Employee Director's Foregone Fee Amount shall apply.
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(c) "Fee" shall mean the cash retainer fee paid by the Company to a Non-Employee
Director for services as a director of the Company, any fees paid to a Non-Employee Director for attendance at meetings of the Board or any committee of the Board and any fees paid to a Non-Employee Director for serving as a member or chairman of any committee of the Board.

5.  Purchase of Shares of Common Stock.

The Non-Employee Director's Foregone Fee Amount shall be applied, to the extent otherwise payable to the Non-Employee Director, on the first trading day following January 1, April 1, July 1 and October 1, as the case may be, to the purchase from the Company of whole shares of Common Stock for the account of such Non-Employee Director at the average of the high and low transaction prices reported in the New York Stock Exchange Composite Transactions report for such day. Any amount in excess of the amount so applied to the purchase of whole shares of Common Stock shall be retained by the Company and applied on the next purchase date or paid to the Non-Employee Director upon notice of non-renewal of an election to purchase hereunder.

6.  Certificates Representing Shares of Common Stock.

Shares purchased under the Plan for the account of a Non-Employee Director will be represented by a certificate which shall be delivered to the Non-Employee Director as soon as practicable following the date of purchase.

7.  Number of Shares of Common Stock.

The maximum number of shares of Common Stock available for purchase under the Plan shall be 500,000 shares of Common Stock; provided that such maximum number shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or like capital adjustment or the payment of any stock dividend or other increase or decrease in the number of such issued shares effected without receipt of consideration by the Company. Shares of Common Stock purchased under the Plan shall, at the election of the Company, be authorized and unissued shares of Common Stock or shares of Common Stock held as treasury shares or a combination thereof.

8.  Effective Date.

The Plan shall be submitted to the stockholders of the Company for approval at the 1993 annual meeting of stockholders and, if approved, shall become effective as of such date.

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9.  Termination and Amendment.

The Plan shall terminate with respect to Fees paid after December 31, 2002 unless terminated earlier by the Board. The Board may suspend the Plan at any time. The Board may amend the Plan at any time, but no amendment may be made without the approval of stockholders if such amendment would reduce the purchase price of shares of Common Stock under the Plan or increase the aggregate number of shares of Common Stock which may be purchased under the Plan.

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